EXHIBIT 99.1



 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]



                           The Nation's Largest
                            Supermarket Company

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]

                         Forward-Looking Statement


This presentation includes forward-looking statements which are subject to risks and uncertainties. Actual results might differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Securities and Exchange Commission filings of both companies.

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]


                              Today's Agenda

                       [ ]   Kroger Third Quarter Earnings

                       [ ]   Kroger/Fred Meyer Merger

                             *  Strategic Rationale

                             *  Combined Company

                             *  Financial Prespective

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]

                       Third Quarter 1998 Highlights

Total Sales - $8.0 billion                                       +4.4%

     *  Food Stores Sales                                        +4.9%

     *  Identical Store Sales                                    +2.1%

     *  Comparable Store Sales                                   +3.6%

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]

                       Third Quarter 1998 Highlights

[ ]  EBITD                      $407 million                    +13.5%

[ ]  Gross Profit Rate          24.09% of sales                 +38 bps

[ ]  EPS                        47 cents                        +27%

[ ]  OG&A                       17.78% of sales                 +1 bp

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]

                       Third Quarter 1998 Highlights


[ ]  Net total debt             ($77 million)                   $3.2 billion

[ ]  Net interest expense       (9.8%)                          $77 million

[ ]  ERONOA                     +100 bps                        41.8%

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]


                           The Nation's Largest
                            Supermarket Company

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]

                       Kroger's Fundamental Strategy

                    "To achieve the responsiveness of decentralized

                    operating authority combined with the economies

                    of scale available from coordinating volume based

                    activities and consolidating support systems."

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]


                            Strategic Rationale

          [ ]  Creates nation's largest supermarket company

               *  $43 billion in sales

               *  2,200 supermarkets

               *  800 convenience stores

               *  380 fine jewelry stores

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]




                              10 cents of Every $1

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]


                            Strategic Rationale


          [ ]  Leverages economies of scale and infrastructure

          [ ]  Accretive transaction

               *  Increases free cash flow

               *  Accelerates EPS growth

               *  Improves operating margins

          [ ]  Significant cost-saving potential

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]


                            Transaction Summary

          Name:          The Kroger Co.

          Headquarters:  Cincinnati, Ohio

          Management:    Joseph A. Pichler, Chairman & CEO

                         Robert G. Miller, Vice Chairman & COO

          Board:         Kroger - 13 Board seats

                         Fred Meyer - 6 Board seats

          Structure:     Tax-Free Stock Merger

          Terms:         Fixed 1:1 Ratio

          Ownership:     Kroger - 62%

                         Fred Meyer - 38%

          Accounting:    Pooling of Interests

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]


                           Fred Meyer Strengths


          [ ]  Premier, multi-regional supermarket operator

               *  $15 billion in annual sales

               *  1998 estimated EBITD of $1.3 billion

          [ ]  Outstanding supermarket brands with wide range of formats

               *  Strong customer loyalty

               *  Modern store base and infrastructure

          [ ]  Leading shares in fastest-growing U.S. markets

          [ ]  Experienced management team

               *  Ability to identify synergies, integrate businesses

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]


                            Strategic Rationale


Combining Kroger and Fred Meyer creates the nation's largest supermarket company


     [GRAPH COMPARING KROGER/FRED MEYER TOTAL SALES OF $43 BILLION WITH
        TOTAL SALES OF ALBERTSON'S/AMERICAN STORES, WAL-MART (FOOD),
      SAFEWAY/DOMINICKS AND AHOLD (U.S.) OF $36 BILLION, $32 BILLION,
          $27 BILLION AND $19 BILLION RESPECTIVELY APPEARS HERE]

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]


                              Kroger's Markets


                [MAP OF THE UNITED STATES INDICATING STATES
                   WHERE KROGER HAS STORES APPEARS HERE]

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]


                            Fred Meyer's Markets


                [MAP OF THE UNITED STATES INDICATING STATES
                 WHERE FRED MEYER HAS STORES APPEARS HERE]

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]


                              Combined Markets
                           Broad Geographic Reach


           [MAP OF THE UNITED STATES INDICATING STATES WHERE
              KROGER AND FRED MEYER HAVE STORES APPEARS HERE]

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]


                           Transaction Rationale

   Transaction combines two of the strongest performers in the industry

                               Last 3 Years


[LINE  GRAPH COMPARING THE INDEXED      [LINE  GRAPH   COMPARING  THE INDEXED
PRICE GROWTH OF KROGER CO. VS. PRICE GROWTH OF FRED MEYER, INC. THE INDEXED PRICE GROWTH OF THE VS. THE INDEXED PRICE GROWTH OF THE
S&P  500  AND  THE  INDEXED  PRICE      S&P 500 AND THE INDEXED PRICE  GROWTH
GROWTH OF A COMPOSITE OF MAJOR OF A COMPOSITE OF MAJOR SUPERMARKET SUPERMARKET STORES FOR THE PERIOD STORES FOR THE PERIOD FROM 1/96 FROM 1/96 TO 7/98. OVER THIS THROUGH 7/98. OVER THIS PERIOD, THE
PERIOD, THE INDEXED PRICE OF INDEXED PRICE OF FRED MEYER, INC. HAS KROGER CO. HAS INCREASED FROM 100 INCREASED FROM 100 TO 448, THE PRICE TO 285, THE PRICE INDEXED PRICE OF THE S&P 500 HAS INCREASED FROM 100
OF THE S&P 500 HAS INCREASED TO 180 AND THE INDEXED PRICE OF THE FROM 100 TO 180 AND THE PRICE COMPOSITE OF MAJOR SUPERMARKET STORES INDEXED PRICE OF THE COMPOSITE OF HAS INCREASED FROM 100 TO 172.]
MAJOR   SUPERMARKET   STORES   HAS
INCREASED  FROM     1OO   TO 172.]

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]


                            Kroger's Strengths



          [ ]  Leading supermarket chain in Midwest and Southeast

               *  Existing #1 or #2 positions in 28 of 30 major markets

          [ ]  Large, well-run store base

               *  1,400 food stores

               *  800 convenience stores

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]


                            Kroger's Strengths


          [ ]  Strong franchises

          [ ]  Powerful private label business

          [ ]  Talented management team

          [ ]  Solid EPS growth

          [ ]  Improved operating margins

 [LOGO OF KROGER]                                  [LOGO OF FRED MEYER, INC.]


                            Economies of Scale

          [ ] Combined company will generate economies from volume-based purchasing

               *  Food

               *  Health and beauty products

               *  General merchandise and seasonal items

               *  Supplies

               *  Equipment

               *  Raw materials

[LOGO OF KROGER]                                   [LOGO OF FRED MEYER, INC.]

                            Economies of Scale

[ ]   Leverage capital expenditures across broader store base

     *    Information technology

     *    Manufacturing and distribution efficiencies

[ ]   Sharing of best practices

     *    Fred Meyer's experience with multi-department and warehouse stores

     *    Kroger's pharmacy experience

[LOGO OF KROGER]      Outstanding Supermarket Franchises

Banners                  Operating Area      # of Stores    Formats        Average Store Size

[LOGO OF KROGER]         Midwest/Southeast     1,138        Food & Drug       46,000 Sq. Ft.
                                                            Combination

[LOGO OF CITY MARKET]    Western Colorado         43        Food & Drug       41,000 Sq. Ft.
                                                            Combination

[LOGO OF FRY'S FOOD
& DRUG STORES]           Arizona                  57        Food & Drug       56,000 Sq. Ft.
                                                            Combination

[LOGO OF KING
SOOPERS]                 Eastern Colorado         72        Food & Drug       57,000 Sq. Ft.
                                                            Combination

[LOGO OF DILLONS]        Kansas                   88        Food & Drug       41,000 Sq. Ft.
                                                            Combination

[LOGO OF FRED MEYER, INC.]      Outstanding Supermarket Franchises

Banners                  Operating Area      # of Stores    Formats            Average Store Size

[LOGO OF FRED MEYER]     Pacific Northwest       124        Multi-Department     142,000 Sq. Ft.
                         Intermountain States

[LOGO OF SMITH'S FOOD
& DRUG CENTERS]          Intermountain States    157        Food & Drug           65,000 Sq. Ft.
                                                            Combination

[LOGO OF QFC QUALITY
FOOD CENTERS]            Pacific Northwest        83        Premium               34,000 Sq. Ft.

[LOGO OF RALPHS]         Southern California     313        Conventional          37,000 Sq. Ft.

[LOGO OF FOOD 4 LESS]    Southern California      82        Price-Impact          53,000 Sq. Ft.
                                                            Warehouse

                             The "New" Kroger

[LOGOS OF:

KING SOOPERS        CITY MARKET         QFC QUALITY                   RALPHS
                                        FOOD CENTERS

FRY'S FOOD          KROGER              FRED MEYER             SAV-MOR FOODS
& DRUG STORES

DILLONS             SMITH'S FOOD        GERBES SUPER MARKETS     FOOD 4 LESS]
                    & DRUG CENTERS

[LOGO OF KROGER]                                   [LOGO OF FRED MEYER, INC.]

                  Leading Positions in Major U.S. Markets

Albuquerque, NM               1      Lexington, KY       1     Tucson, AZ               1

Atlanta, GA                   1      Little Rock, AR     1     Wichita-Hutchinson, KS   1

Charleston-Huntington, WV     1      Los Angeles, CA     1     Dallas-Ft. Worth, TX     2

Cincinnati, OH                1      Louisville, KY      1     Detroit, MI              2

Colorado Springs-Pueblo, CO   1      Memphis, TN         1     El Paso, TX              2

Columbus, OH                  1      Nashville, TN       1     Indianapolis, IN         2

Dayton, OH                    1      Phoenix, AZ         1     Oxnard-Ventura, CA       2

Denver, CO                    1      Salt Lake City, UT  1     Paducah, KY              2

Houston, TX                   1      Savannah, GA        1     Portland, OR             2

Knoxville, TN                 1      Seattle, WA         1     Roanoke, VA              2

Las Vegas, NV                 1      Toledo, OH          1     South Bend, IN           2

[LOGO OF KROGER]                                   [LOGO OF FRED MEYER, INC.]

                            Pro Forma Combined


                                                              Pro Forma
                       Kroger            Fred Meyer           Combined
---------------------------------------------------------------------------

Sales               $28 billion         $15 billion         $43 billion

EBITD               $1.5 billion        $1.3 billion        $2.8 billion

---------------------------------------------------------------------------

[LOGO OF KROGER]                                   [LOGO OF FRED MEYER, INC.]

                                 Synergies

[ ]   Significant cost savings and synergy benefits

[ ]   $225 million in annual cost savings within 3 years

      *    Purchasing & Merchandising

      *    Manufacturing/Distribution in-market efficiency

      *    General & Administrative saving

[ ]   $75 million in the first 12 months

[LOGO OF KROGER]                                   [LOGO OF FRED MEYER, INC.]

                            Accretion Analysis

[ ]   Neutral to EPS in 1999

[ ]   Immediately accretive to cash flow per share

[ ]   Significantly accretive to EPS in 2000 and beyond

[LOGO OF KROGER]                                   [LOGO OF FRED MEYER, INC.]

                            Financing Strategy

[ ]   S&P reaffirms Kroger's investment grade rating

[ ]   Existing bank credit facilities remain in place

[ ]   Kroger and Fred Meyer public debt remains outstanding

[LOGO OF KROGER]                                   [LOGO OF FRED MEYER, INC.]

                             Capital Structure

                                                                   Pro Forma
($ in millions)             Kroger            Fred Meyer           Combined
-------------------------------------------------------------------------------

Total Debt                  3,191             5,049                8,240

Total Shareholders'
  Equity                     (602)            2,110                1,508

Total Capitalization       $2,589             $7,159              $9,748

-------------------------------------------------------------------------------

[LOGO OF KROGER]                                   [LOGO OF FRED MEYER, INC.]

                            Anticipated Timing

          Event                                   Timing

[ ] HSR filing                           [ ] Late October

[ ] File Proxy/Registration              [ ] Early November
    Statement

[ ] Mail Proxy/Registration Statement    [ ] Late December

[ ] Shareholder Meetings/                [ ] Early 1999
   Closing

[LOGO OF KROGER]                                   [LOGO OF FRED MEYER, INC.]




                        Kroger's EPS growth target
                        increases to 16-18% in 2000

[LOGO OF KROGER]                                   [LOGO OF FRED MEYER, INC.]

                    Multiple Drivers of Earnings Growth

[ ]  Sales growth

[ ]  Size and scale economies

[ ]  Realization of cost savings

[ ]  Deleveraging through strong free cash flow

[ ]  New store growth in existing markets

[LOGO OF KROGER]                                   [LOGO OF FRED MEYER, INC.]

                      National Supermarket Powerhouse

[ ]  Creates nation's largest supermarket company

[ ] Broadest geographic coverage and widest spectrum of food retailing formats

[ ]  Leading shares in fast-growing markets

[ ]  Substantial economies of scale

[ ]  Significant cost savings

[LOGO OF KROGER]                                   [LOGO OF FRED MEYER, INC.]

                           The Nation's Largest
                            Supermarket Company